As filed with the U.S. Securities and Exchange Commission on January 27, 2023

Registration No. 333-261347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+44-01337 829 349

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Lisa Forcht, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MDJM LTD is filing this Amendment No. 7 (this “Amendment No. 7”) to the Registration Statement on Form F-3 (Registration No. 333-261347), originally filed on November 24, 2021 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of RBSM LLP as Exhibit 23.1. Accordingly, this Amendment No. 7 consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 7. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1***	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (file No. 333-226826), as amended, initially filed with the SEC on August 13, 2018)
4.2*	Form of Preferred Shares
4.3*	Form of Debt Security
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6***	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7***	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1***	Opinion of BGA Law (Cayman) Limited
23.1**	Consent of RBSM LLP
23.2***	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.3***	Consent of Tianjin Shanchuan Law Firm
24.1***	Power of Attorney (included on signature page)
25.1****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107***	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.
****	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupar, United Kingdom, on January 27, 2023.

MDJM LTD

By:	/s/ Siping Xu
	Name:	Siping Xu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Siping Xu	Chief Executive Officer, Chairman of the Board of Directors, and Director	January 27, 2023
Siping Xu	(Principal Executive Officer)

/s/ Mengnan Wang	Chief Financial Officer	January 27, 2023
Mengnan Wang	(Principal Accounting and Financial Officer)

*	Director	January 27, 2023
Yang Li

*	Director	January 27, 2023
Zhenlei Hu

*	Director	January 27, 2023
Liding Sun

*	Director	January 27, 2023
Wei Guan

*By:	/s/ Siping Xu
Name: Siping Xu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of MDJM LTD, has signed this registration statement thereto in New York, NY on January 27, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.